EXHIBIT 10.22

                      REAL PROPERTY LEASE AND SUBLEASE

        THIS REAL PROPERTY LEASE AND SUBLEASE (this "Lease"), dated for reference purposes the 28th day of June, 1996, is by and between 810 DEXTER L.L.C., a Washington limited liability company (the "Landlord"), and KORRY ELECTRONICS CO., a Delaware corporation (the "Tenant").

        Landlord and Tenant agree as follows:

        1. PREMISES. Landlord hereby leases to Tenant and Tenant leases from Landlord, upon the terms and subject to the conditions set forth in this Lease, that certain real property and improvements thereon, commonly known as 810 Dexter Avenue North, Seattle, Washington, along with the Adjoining Parking Lot (defined hereafter), all as legally described on Exhibit A attached hereto and incorporated herein by this reference (the "Real Property"). The leased premises (the "Premises") shall contain the entire building (the "Building"), which is approximately 93,000 square feet, and the Adjoining Parking Lot. Tenant may not use, occupy or penetrate the roof of the Premises without Landlord's consent.

        2. PARKING. The Premises leased by Tenant hereunder shall include without additional cost or charge the Adjoining Parking Lot (the "Adjoining Parking Lot") adjacent to the Building subject to Landlord's sublease of all but thirty two (32) unreserved parking spaces. At the commencement of the Fourth Lease Year (defined hereinafter) Landlord shall sublease only one-third of the Adjoining Parking Lot and at the commencement of the Sixth Lease Year (defined hereinafter) Landlord shall cease subleasing any of the Adjoining Parking Lot. Landlord hereby grants to Tenant a first right of refusal on all parking spaces Landlord is subleasing from Tenant which may become available and which are not needed by other tenants from time to time, at a price of $50 per space per month. Landlord recognizes that Tenant may need additional parking and accordingly Landlord agrees to discuss in good faith with Tenant, at Tenant's request, Landlord's construction of a parking garage for Tenant on property in the present parking lot. So long as Landlord fulfills its obligation to discuss construction of the parking garage in good faith, it shall not be obligated to build same. In addition, Landlord reserves the right to construct at its sole cost and expense and at no cost to Tenant a parking garage structure on the Adjoining Parking Lot. Landlord shall provide Tenant with at least four (4) months prior written notice of commencement of construction. In either event, upon completion Tenant shall have the same number of spaces in the garage that are provided above at no additional cost, and during construction of the garage, to the extent Tenant is not able to use the portion of the Adjoining Parking Lot which Landlord is not then subleasing, Landlord shall provide Tenant at Landlord's expense with substitute parking within two (2) blocks of the Adjoining Parking Lot. During construction Landlord shall not unreasonably disrupt Tenant's use of the remainder of the Premises.

        3. TERM.

        3.1 Initial Term. The initial term (the "Initial Term") of this Lease shall be for a period, commencing on the Commencement Date (defined hereinafter) and ending July 31, 2011, unless sooner terminated pursuant to any provision hereof. For purposes of this Lease, the term "Lease Year" shall be the one year period beginning on an anniversary of the Commencement Date and continuing through the day before the next anniversary of the Commencement Date (except the final Lease Year ending July 31, 2011 may be less than twelve (12) months).

        3.2 Commencement Date. This Lease shall be effective when signed by Landlord and Tenant. The Initial Term shall commence (the "Commencement Date") on the earlier of Tenant's occupancy of the Premises to conduct business or the issuance of a "Certificate of Occupancy" after completion of Tenant's Work (defined in Section 9.2 hereafter), whichever occurs first, but in no event later than December 1, 1996; provided, however, that if Tenant has not been issued a "Certificate of Occupancy" for the Premises by December 1, 1996, Tenant shall have the right to terminate this Lease on notice to Landlord so long as Tenant completes Tenant's Work (for which Landlord must reimburse Tenant up to $150,000 within ten (10) days of completion), and all Tenant's Work shall become property of Landlord. Tenant shall use all reasonable efforts to complete Tenant's Work by December 1, 1996.

        3.3 Extensions. If Tenant is not in default under this Lease beyond the applicable cure period either at the time of option exercise or at any time until commencement of an Extension Term, Tenant shall have the right and option ("Option to Renew") of extending the term of this Lease for two (2) additional successive terms (each an "Extension Term") of five (5) years each, upon the terms and conditions provided herein. If Tenant elects to exercise such option, it shall do so by giving notice in writing to Landlord of such election at least one hundred eighty (180) days prior to the expiration of the Initial Term or as such Initial Term may be extended.

        3.4 Tenant's Early Termination Rights. Tenant shall have the right to terminate this Lease by providing Landlord two (2) years irrevocable advance notice of its intent to terminate. If Tenant so terminates this Lease, Landlord shall reimburse Tenant for the unamortized portion of Tenant's costs (as specified by Tenant) to obtain all permits and approvals for its work on the Premises, costs of complying with energy codes and costs of installed heating and air-conditioning systems ("Reimbursable Costs"). The Reimbursable Costs shall be amortized on a straight line basis over fifteen (15) years, and the amount owed by Landlord shall not exceed $300,000 for the top floor, $100,000 for the middle floor, and $100,000 for the bottom floor. For example, if Tenant terminates at the end of the Third Lease Year, Tenant will be entitled to receive 12/15th's of the first $300,000 of its top floor Reimbursable Costs.

        Tenant shall also have the right to terminate this Lease at any time in the event soil or groundwater contamination is discovered on, under or near the Premises and a local, state or federal agency requires investigations, testing or cleanup that materially interfere with Tenant's use of the Premises; provided, if such contamination is confined to the Adjoining Parking Lot Landlord may defeat Tenant's termination by notifying Tenant in writing within fifteen (15) days of receipt of Tenant's notice that Landlord will eliminate the contaminated area from the Premises and supply Tenant with replacement parking within two (2) blocks of the Premises, for all spaces eliminated from the Premises. Landlord and Tenant shall enter into an amendment to this Lease to evidence such elimination. If the Lease is terminated pursuant to this paragraph Reimbursable Costs shall be capped at $150,000.

        4. MONTHLY AND ADDITIONAL RENT.

        4.1 Minimum Monthly Rent - Initial Term. Subject to reduction pursuant to Section 10 and Section 43, but otherwise without offset or deduction except as expressly set forth herein, Tenant shall pay to Landlord, without notice or demand, on or before the first day of each calendar month, at the address specified below Landlord's signature hereon or at such other place as Landlord shall designate, minimum monthly rent during the Initial Term for the Premises as follows:

        (a) For the first lease year, the ("First Lease Year") which begins on the Commencement Date and continues through the day before the first anniversary of the Commencement Date, minimum monthly rent shall be $36,000 per month (prorated for partial months);

        (b) For the second lease year the ("Second Lease Year"), which begins on the first anniversary of the Commencement Date and continues through the day before the second anniversary of the Commencement Date, minimum monthly rent shall be $38,000 per month;

        (c) For the third lease year (the "Third Lease Year"), which begins on the second anniversary of the Commencement Date and continues through the day before the third anniversary of the Commencement Date, minimum monthly rent shall be $40,000 per month;

        (d) For the fourth lease year (the "Fourth Lease Year"), which begins on the third anniversary of the Commencement Date and continues through the day before the fourth anniversary of the Commencement Date, and for each successive lease year thereafter continuing until the last month of the Initial Term, minimum monthly rent shall be $40,000 per month; provided that beginning with the first month of the Fourth Lease Year and continuing on the first day of every other succeeding Lease Year, the minimum monthly rent shall be increased by a percentage equal to the percentage increase in the Index (defined below) during the prior two-year period, up to a maximum percentage increase of two and one-half percent (2-1/2%) in any one year, for a maximum of five percent (5%) increase for each two-year period.

        (e) As used herein, the term "Index" shall mean the Consumer Price Index for all Urban Consumers - All Items, West Cities A Average, as published by the U.S. Department of Labor's Bureau of Labor
Statistics.

        (f) In addition to the rental adjustments described above, and not in lieu thereof, a rent adjustment shall be made on August 1, 2001, which shall be an amount equal to one-half of the sum of Monthly Excess Amounts (defined below) computed at the end of each of the following two-year periods: 8/1/97 through 7/31/99, and 8/1/99 through 7/31/01.

        (g) As used herein, the term "Monthly Excess Amount" means the difference between (a) the monthly increase that would have been made for the upcoming two-year period if the two and one-half percent annual limit were not in effect, and (b) the monthly rent increase actually payable (i.e., with the two and one-half percent annual limit in effect).

        (h) In addition to the rental adjustments described above, and not in lieu thereof, a rent adjustment shall be made on August 1, 2005, which shall be an amount equal to one-half of the sum of the Monthly Excess Amounts computed at the end of each of these two-year periods:
8/1/01 through 7/31/03 and 8/1/03 through 7/31/05.

        (i) If the Index is discontinued, the parties shall substitute a comparable index of consumer prices.

        4.2 Minimum Monthly Rent - Extension Terms.

        (a) Subject to reduction pursuant to Section 10 and Section 43, but otherwise without offset or deduction except as specifically set forth herein, Tenant shall pay to Landlord, without notice or demand, on or before the first day of each calendar month, at the address specified below Landlord's signature hereon or at such other place as Landlord shall designate, minimum monthly rent for: (i) the first Lease Year of each Extension Term shall be determined pursuant to Section (b) below, and (ii) the final four (4) Lease Years of each Extension Term shall be an amount equal to the minimum monthly rent applicable during the first year of such Extension Term, increased by a percentage increase equal to the percentage increase in the Index over the prior two (2) Lease Years; provided the increase shall not be less than two and one-half percent (2-1/2%) or more than five percent (5%) for any two (2) year period. In no event will minimum monthly rent decrease.

        (b) Following Tenant's exercise of an Option to Renew, and at least one hundred fifty (150) days prior to the commencement of each Extension Term, Landlord and Tenant shall attempt in good faith to agree on minimum monthly rent for the first Lease Year of the Extension Term. If Landlord and Tenant fail to agree, rent for said Lease Year shall be equal to the prevailing market rent as determined by appraisal (the "Prevailing Market Rent"). Landlord and Tenant shall each designate an appraiser to determine the Prevailing Market Rent. If the two (2) appraisers so selected are unable to agree upon the Prevailing Market Rent within twenty (20) days of their appointment, they shall jointly designate a third appraiser. If the three (3) appraisers do not agree, the closest two (2) shall be averaged, to determine rent. The appraisers shall complete their determination of the Prevailing Market Rent on or before Ninety (90) days prior to the commencement of such Extension Term. All appraisers designated for the foregoing purpose shall be duly licensed and members of the American Institute of Real Estate Appraisers or any comparable successor certifying organization if such institute is not then in existence. The determination of rent hereunder shall be conclusive and binding on Landlord and Tenant.

        (c) The Prevailing Market Rent shall be determined by taking into account the size and location of the Premises, its usage and which party paid for the various improvements.

        5. USE. The Premises may be used by Tenant for any purpose in accordance with law. Tenant shall not do or permit to be done in or about Premises anything which is illegal or unlawful, or which would constitute a nuisance.

        6. UTILITIES. Tenant hereby covenants and agrees to pay all charges (including, without limitation, all taxes by governmental units billed with or on utilities) for water, sewer, garbage removal, heat, light, and for all other utilities which shall be used in or charged against the Premises during the Initial Term of this Lease and as it may be extended. In the event any such utilities are not separately metered for the Premises, Tenant shall pay its share ("Tenant's Share") of such utilities, as reasonably determined by Landlord based on increases over usage in the Building immediately prior to the Commencement Date and reflecting the usage by all Building occupants. Tenant's Share shall be rebuttably presumed to be a reasonable determination, unless Tenant within thirty (30) days of such notice provides Landlord with a professional opinion of a qualified consultant which concludes that a different allocation is more accurate. Landlord shall not be liable in any manner whatsoever should the furnishing of any of these services be delayed, interrupted or prevented unless caused by the negligence or wilful misconduct of Landlord. If, at the commencement of the Initial Term, any extension thereof, or any time thereafter, Landlord or Tenant shall elect to separately meter any utilities to the Premises, Tenant shall timely and directly pay all such separately metered utilities relating to Tenant's use of the Premises. Utilities payments required by Tenant shall be additional rent. Landlord may pay Tenant's Share of said utilities if and to the extent Tenant does not pay after receipt of notice of default and expiration of the applicable cure period.

        7. REPAIR AND CARE OF PREMISES. The Premises have been inspected and are accepted by Tenant in their present condition, AS IS, and Tenant will at all times keep the Premises neat, clean and in a sanitary condition. Tenant will at all times preserve the Premises in as good repair as they now are or may hereafter be put to, ordinary wear and tear excepted. Tenant will commit no waste, damage or injury to the Premises, Building or Real Property. All repairs and maintenance shall be at Tenant's sole cost and expense, except that (i) at all times Landlord shall be responsible for structural repairs to the Building, and for repair of damage caused by sink holes in the Adjoining Parking Lot and
(ii) from the Commencement Date through the end of the Third Lease Year, Landlord shall be responsible for maintenance, repair and replacement of the asphaltic portions of the roof of the Building.

        Should either party fail to make any repairs required of it hereunder within a reasonable time (which, except in the event of an emergency, shall mean within thirty (30) days after prior written notice from the non-repairing party or longer if necessary if the repair is commenced within such thirty (30) day period and diligently prosecuted to completion), or fail to make any payments of any kind required of it by any provisions of this Lease, the other party may, at its option, make the same, and the amount or cost thereof shall immediately become due and payable by the other. Regardless of the allocation of responsibility of care of the Premises, Landlord and Tenant shall be responsible for damage caused by themselves, their agents, tenants, employees or contractors.

        8. Intentionally deleted.

        9. IMPROVEMENTS.

        9.1 Landlord's Work. Landlord shall provide for the benefit of the Premises, at its sole cost and expense, each of the following
("Landlord's Work"):

        (a) Proper removal from the Premises of all asbestos and other hazardous materials from the Premises as of the Commencement Date; provided Tenant is responsible for all lead based paint, for all asbestos removed by Tenant without prior notice to Landlord, and for any removal or other remediation of hazardous materials which are discovered as a result of Tenant's penetration of the Real Property.

        (b) Resurface the floor of the top floor at a cost not to exceed $100,000, as necessary to receive Tenant's floor covering per Tenant's specifications.

        (c) Remove (and not permit replacements of) any sign on the exterior of the Premises except for those floor(s) subleased by Landlord. Where signs may be retained, Landlord may retain only existing signs or their comparable replacements.

        9.2 Tenant's Work. Tenant shall construct those initial Tenant improvements specified on Exhibit B attached hereto ("Tenant's Work"). Tenant's Work shall include sealing or other repairs to the roof, including the vents and skylights, to prevent leakage. Such roof work shall be done prior to the end of the Third Lease Year in a manner reasonably approved by Landlord and Tenant. Any and all unused portion of the $100,000 floor allowance from Landlord specified in Section 9.1(b) above shall be applied to Tenant's roof repair work set forth above, to the extent of the cost of such work.

        After completion of Tenant's Work and upon notice by Tenant to Landlord, Tenant shall have the right during the term of this Lease to make such interior alterations, changes and improvements to the Premises, as Tenant desires. Any alterations, changes or improvements which adversely affect the structural members of the Building or involve penetration of the surface of the Real Property or modify the exterior of the Building, or impair any street access to the Real Property, require Landlord's advance written approval, which may be granted or withheld in Landlord's sole discretion.

        With respect to Tenant's Work and any other alterations, changes or improvements to the Premises by Tenant, Tenant shall comply with the following:

        (a) Compliance with Laws. All work shall be performed in conformity with all permits, rules, orders, regulations, ordinances, laws and other requirements of all governmental authorities having jurisdiction over such work.

        (b) Disputes. Tenant shall have sole responsibility to resolve any and all disputes relating to any construction it undertakes under this Lease, and shall pay all fees, costs, expenses, judgments, awards and liabilities incurred in connection therewith.

        (c) No Liens. At no time during or after the completion of any such work shall Tenant or any contractor of Tenant create or suffer there to be any lien or encumbrance upon the Premises including, without limit construction liens or other claims for lien made by parties claiming to have provided labor or material (collectively, "Construction Liens"). Notwithstanding the foregoing prohibition against Construction Liens, Tenant may in good faith and with due diligence contest the validity or amount of any Construction Lien and defer payment and discharge thereof during the pendency of such contest provided that: (i) such contest shall have the effect of preventing the sale or forfeiture of the Real Property, Building or any part thereof; (ii) within ten (10) days after Tenant has been notified of the filing of such Construction Lien, Tenant shall have notified Landlord in writing of Tenant's intention to contest such Construction Lien, and (iii) Tenant shall have deposited or caused to be deposited with Landlord a sum of money which shall be sufficient to pay in full such Construction Lien and all interest which might become due thereon, and shall keep on deposit an amount so sufficient at all times, increasing such amount to cover additions to the amount of such Construction Lien or additional interest. Such deposits are to be held without any allowance of interest. Landlord may apply such deposit as necessary to discharge the Construction Lien in dispute following the entry of a judgment and shall return any unused funds to Tenant.

        (d) Damage to Building or Property. Tenant agrees that at no time will Tenant (i) destroy, damage or impair the Building or any portion thereof including, without limitation, any systems or structural components thereof, (ii) impair the access to or from the Building or the Real Property except as reasonably necessary in connection with work consented to or approved by Landlord, or (iii) eliminate any access to a public street.

        (e) Disruption of Other Tenants. Tenant will take all reasonable measures to minimize all sounds, vibrations, debris, activities, impairment of access to or egress from, interruption or disruption of utility services or mechanical or other Building services, and other conditions that disrupt or impair the use and enjoyment of the Building or the Real Property by any other tenant. Tenant shall give such tenants reasonable notice of when disruptions or interruptions to access, utilities or building services shall occur and will take reasonable steps to minimize their duration and their impact on other tenants. To the extent practicable, Tenant shall schedule any disruptions or interruptions to access, utilities or Building services to occur on weekends or during evening hours.

        (f) Ownership of Improvements. All alterations, additions and improvements made or constructed by Tenant shall be and remain the property of Tenant during the Term of this Lease and shall become the property of Landlord as of the date of termination of this Lease or upon earlier vacating of the Premises and shall be delivered up to the Landlord with the Premises, normal wear and tear and damage by casualty and condemnation excepted. All trade fixtures installed by Tenant may be removed by Tenant upon the termination of this Lease if Tenant so elects, and shall be removed by the date of termination of this Lease or upon earlier vacating of the Premises if required by Landlord. Upon any such removal Tenant shall repair any damage to the Premises caused by such removal.

        In all projects other than Tenant's Work for which Tenant's construction costs are budgeted to exceed $750,000, Tenant shall in addition comply with the following terms and conditions:

        (a) Compliance with Plans and Specifications. All work shall be performed in accordance with all plans and specifications reasonably approved by Landlord and Tenant.

        (b) Approval of Contractors. All general contractors or other contractors directly engaged by Tenant shall be subject to Landlord's advance reasonable approval. All contracts entered into directly by Tenant shall name Landlord as a third-party beneficiary. Copies of all such agreements shall be delivered to Landlord promptly upon execution thereof. All construction and consultants' reports delivered to Tenant relating to any construction matters shall also be delivered and addressed to Landlord.

        (c) Bonding. Landlord may condition its approval of any work exceeding a cost of $750,000 upon a requirement that the contractor provide payment and performance bonds in adequate amounts to assure the full completion of the work undertaken.

        (d) Security for Tenant's Performance. Tenant shall grant to Landlord a security interest in all of the construction plans, specifications, purchase orders, agreements, work orders, permits and other rights and interests necessary to enable Landlord to complete any such work in the event Tenant defaults in any of its construction obligations. Landlord's lien shall be junior to the liens of Tenant's construction lender(s), if any. Tenant shall not otherwise pledge, encumber or transfer any such assets or rights.

        (e) Insurance. In addition to the other insurance to be purchased hereunder, Tenant shall purchase, at its expense, appropriate casualty and liability insurance to fully protect to commercially reasonable standards Tenant's and Landlord's respective interests. Tenant agrees that all general or other contractors it hires will carry general liability and builder's risk insurance on commercially reasonable terms.

        10. SEISMIC UPGRADES.

        10.1 If seismic upgrades are required by the City of Seattle or any other governmental entity as a result of a change in laws that affects all improvements and not as the sole result of Tenant's Work, Tenant shall perform such work and shall share in the cost of seismic upgrades in an amount equal to 50% of the portion of the Premises leased by Tenant (but not subleased to Landlord), e.g. 1/3 space occupied X 50% = 17%.

        10.2 Except as described in Section 10.1, if any work by Tenant on the Premises results in a requirement by the City of Seattle that certain seismic upgrades be made to the Building, then the parties agree that:

        (a) Tenant shall pay all amounts up to $400,000 of the required seismic upgrades;

        (b) Landlord shall be responsible for all amounts in excess of $400,000 up to $600,000;

        (c) Tenant will finance Landlord's portion of the seismic upgrades referred to in Subsection 10.2(b), which shall be payable by Landlord to Tenant through a fifty percent (50%) rent reduction, plus interest at a rate of eight percent (8%) per year, commencing as funds are expended.

        (d) Tenant and Landlord will share the additional cost of seismic upgrades which exceed $600,000, on a 50/50 basis, with Tenant's portion determined by multiplying fifty percent (50) times the percentage of space leased (but not subleased by Landlord) (e.g. 50% x 2/3 Building = 34%).

        11. INSURANCE AND TAXES.

        11.1 Liability Insurance. Tenant shall, at all times during the term hereof and at Tenant's cost and expense, maintain in effect primary commercial general public liability insurance, naming Landlord as an additional insured in an amount of not less than $2,000,000 per person per occurrence and not less than $l,000,000 for damage to property in connection with the use, operation or condition of the Premises. In no event shall the limits of said policies be considered as limiting the liability of Tenant under this Lease, nor shall Tenant's duty to carry insurance create any legal responsibility of Tenant for any insured casualty. The insurance shall be issued prior to commencement of Tenant's Work by an insurance company or companies currently used by Tenant, in a commercially reasonable form, and a copy of each policy or certificate of insurance shall be delivered to Landlord before the commencement of Tenant's Work and before the expiration of each policy. If Tenant does not timely pay the premium for the insurance required hereunder Tenant shall so notify Landlord and Landlord may immediately upon notice to Tenant, pay such premium or provide a replacement policy.

        11.2 Casualty Insurance. Tenant shall obtain and keep in full force and effect such policy or policies of fire and all-risk extended coverage insurance (including earthquake coverage at Tenant's option), and including coverage for vandalism and malicious mischief, on the Building and Premises, including any improvements thereon, insuring the Building for its full replacement cost. Such policies shall be primary, and the proceeds of any such insurance shall first be used to rebuild or repair the Premises if and as required hereunder. Landlord shall be named as an additional insured. Any such proceeds not required for such rebuilding or repairing shall be paid to and belong to Landlord. Tenant may also at its option obtain boiler insurance, rental loss insurance, and plate glass insurance, and such other coverages (including for the fire and all-risk extended coverage policies) as shall be commercially reasonable from time to time. If Tenant does not timely pay the premium for the insurance required hereunder Tenant shall so notify Landlord and Landlord may immediately upon notice to Tenant, pay such premium or provide a replacement policy.

        11.3 Taxes And Assessments. In addition to the rent to be paid by Tenant as above provided, during the term of this Lease, Tenant shall timely pay directly to the taxing authority all real estate taxes and assessments levied on the Real Property. Landlord shall supply Tenant with the real estate tax statements at least two (2) months before taxes are due. Tenant shall have the right to, at its expense, appeal the real estate tax assessment for the Real Property. Such taxes and obligations shall be apportioned during the Initial Term and any extension thereof if applicable, so that Tenant shall pay only that proportion thereof as shall accrue during said term. Landlord shall elect to pay assessments over the maximum period possible.

        11.4 Alternative Method Of Taxation. If at any time during the Term, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments, fees or charges levied, assessed or imposed on the Premises, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy charge measured by or based, in whole or in part upon such rents, then all such taxes, assessments, fees or charges (except income taxes), or the part thereof so measured or based, shall be deemed to be included within the term "rent" for the purposes hereof.

        Tenant shall be liable for all taxes levied against personal property placed by Tenant in the Premises. If any such taxes are levied against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property placed by Tenant in the Premises and Landlord elects to pay the taxes based on such increase, Tenant shall pay as additional rent to Landlord upon demand that part of such taxes for which Tenant is liable hereunder.

        12. DAMAGE OR DESTRUCTION.

        12.1 Repair and Restoration. All casualty insurance payments for damage to the Building shall be used for the sole purpose of repairing, rebuilding and/or restoring the Building. From the date hereof and throughout the Initial Term, as it may be extended, if the Building is damaged or destroyed by fire or other casualty Tenant shall promptly rebuild and restore the Building to the extent of insurance proceeds and any deductible to its condition existing immediately prior to such fire or other casualty, provided that if Tenant reasonably estimates that it will take more than one hundred eighty (180) days from the date of damage to restore the Premises, or if the Building is damaged by an uninsured casualty Tenant, may elect to terminate this Lease upon thirty (30) days written notice to Landlord, given within thirty (30) days after such damage. Any such proceeds not required for such rebuilding or repairing shall be paid to and belong to Landlord. If the Lease is not so terminated, the Building shall be repaired in the manner and subject to the conditions provided for above and elsewhere in this Lease. If the conditions set forth above which enable Tenant to terminate this Lease occur during the last Lease Year, Landlord shall also have the right to terminate this Lease, unless Tenant, within twenty (20) days of receipt of Landlord's notice of termination, exercises the next remaining Option to Renew, if any.

        12.2 Rental Abatement. In the event of damage or destruction to the Building which substantially affects Tenant's ability to operate its business, minimum monthly rent (but no other charges under this Lease) shall be abated in the same proportion that the area of the Premises used by Tenant after such casualty bears to the total area of the Premises, until the Building is repaired or restored, or the Lease expires or is sooner terminated under the other terms of this Lease, but in no event shall minimum monthly rent be abated for more than six (6) months.

        13. INDEMNITY.

        13.1 Indemnification by Tenant. Subject to the conditions and provisions of this Paragraph 13.1 and commencing upon execution of this Lease Tenant agrees to indemnify, defend and hold harmless Landlord and Landlord's assigns, affiliates, owners, beneficiaries, trustees, employees, representatives, officers, directors and agents ("Indemnitees") from and against any and all demands, claims, complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, liens, losses, damages, liabilities, costs and expenses, including, but not limited to, interest, penalties and reasonable attorneys' fees and disbursements, asserted against, imposed upon or incurred by any Indemnitee, directly or indirectly, by reason of or resulting from any liability, obligation or claim (whether absolute, accrued, contingent or otherwise and whether a contractual, tax or any other type of liability, obligation or claim) arising out of, relating to or resulting from (a) any misrepresentation or breach of the representations, warranties, covenants or agreements of Tenant contained in or made pursuant to this Lease; (b) any failure to timely perform or comply in all material respects with any material covenant, agreement or undertaking of Tenant contained in or made pursuant to this Lease; (c) any violation or alleged violation by Tenant or any assignee or sublessee of Tenant of any permits, rules, orders, regulations, ordinances, laws and other requirements of any governmental authorities; (d) Tenant, Tenant's employees acting in the course of their employment, Tenant's business or operations, any assignee or sublessee of Tenant, their employees acting in the course of their employment or their business or operations; (e) any accident, injury or damage, howsoever and by whomsoever caused, to any person or property, occurring on the Premises unless caused by Landlord, its agents or other tenants of Landlord pursuant to the Sublease; (f) any injury to persons, damage to property or other liability caused by or resulting from Tenant's construction, improvement or maintenance in any part of the Building or Real Property; and (g) any damage to property or injury to the employees, business invitees or guests of Tenant or any assignee or sublessee of Tenant occurring in or about any other portion of the Project except if caused by Landlord or its agents.

        13.2 Indemnification by Landlord. Subject to the conditions and provisions of this Paragraph 13.2, and commencing upon execution of this Lease, Landlord agrees to indemnify, defend and hold harmless Tenant and Tenant's assigns, affiliates, owners, beneficiaries, trustees, employees, representatives, officers, directors and agents ("Indemnitees") from and against any and all demands, claims, complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, liens, losses, damages, liabilities, costs and expenses, including, but not limited to, interest, penalties and reasonable attorneys' fees and disbursements, asserted against, imposed upon or incurred by any Indemnitee, directly or indirectly, by reason of or resulting from any liability, obligation or claim (whether absolute, accrued, contingent or otherwise and whether a contractual, tax or any other type of liability, obligation or claim) arising out of, relating to or resulting from (a) any misrepresentation or breach of the representations, warranties, covenants or agreements of Landlord contained in or made pursuant to this Lease (which includes the sublease); (b) any failure to timely perform or comply in all material respects with any material covenant, agreement or undertaking of Landlord contained in or made pursuant to this Lease; (c) any violation or alleged violation by Landlord or any assignee or sublessee of Landlord of any permits, rules, orders, regulations, ordinances, laws and other requirements of any governmental authorities;
(d) Landlord, Landlord's employees acting in the course of their employment, Landlord's business or operations, any assignee or sublessee of Landlord, their employees acting in the course of their employment or their business or operations; (e) any accident, injury or damage, howsoever and by whomsoever caused, to any person or property, occurring on the Premises caused by Landlord, its agents, contractors or employees;
(f) any injury to persons, damage to property or other liability caused by or resulting from Landlord's construction, improvement or maintenance in any part of the Building or Real Property; and (g) any damage to property or injury to the employees, business invitees or guests of Landlord or any assignee or sublessee of Landlord occurring in or about any other portion of the Project except if caused by Tenant or its agents.

        14. INSOLVENCY. In the event Tenant becomes insolvent, voluntarily or involuntarily bankrupt, or if a receiver, assignee or other liquidating officer is appointed for the business of Tenant, then Landlord may cancel this Lease at Landlord's option, effective thirty
(30) days after giving Tenant and Guarantor notice of cancellation and opportunity to cure.

        15. DEFAULT AND RE-ENTRY. Tenant shall be in default if it fails to pay any installment of rent when due after Landlord gives Tenant and Guarantor ten (10) days prior written notice of such failure to pay and opportunity to cure within such ten (10) days.

        Tenant shall also be in default if it fails to perform any other obligation under this Lease after Landlord gives Tenant and Guarantor thirty (30) days prior written notice and opportunity to cure; provided if Tenant commences to cure within the thirty (30) day period, but is unable to complete the cure within the thirty (30) day period, and if Tenant continues to proceed diligently to effect the cure, the thirty
(30) day period shall be extended for such time as is necessary to reasonably allow Tenant to complete its cure of the default.

        16. LANDLORD'S REMEDIES.

        16.1 Remedies - General. If Tenant is in default, then Landlord shall have all rights available to it under Washington law including, without limit, the following rights and remedies, which are not exclusive: (i) to declare the Term hereof ended and to reenter the Premises and take possession thereof and remove all persons therefrom, and Tenant shall have no further claim thereon or hereunder; (ii) to cure such default on Tenant's behalf and at Tenant's sole expenses and charge Tenant for all costs and expenses incurred by Landlord in effecting such cure as additional rent with interest on such amounts at the rate specified in this Lease until paid; (iii) without declaring this Lease terminated, to reenter the Premises and occupy the whole or any part thereof for and on account of Tenant and to collect any unpaid Rent which has become payable, or which may thereafter become payable; or (iv) even though it may have reentered the Premises, at any time thereafter elect to terminate this Lease and all of the rights of Tenant in or to the Premises.

        16.2 Reentry. If Landlord reenters the Premises, Landlord shall not be deemed to have terminated this Lease or the liability of Tenant to pay any Rent thereafter accruing as it becomes due, or to have terminated Tenant's liability for damages under any of the provisions hereof, by any such reentry or by any action, in unlawful detainer or otherwise, to obtain possession of the Premises, unless Landlord shall have notified Tenant in writing that it has so elected to terminate this Lease, and Tenant shall be liable for and reimburse Landlord upon demand for all costs and expenses of every kind and nature incurred in retaking possession of the Premises and all other losses suffered by Landlord as a consequence of Tenant's default. In the event of any entry or taking possession of the Premises, Landlord shall have the right, but not the obligation, to remove therefrom all or any part of the personal property located therein and may place the same in storage at a public warehouse at the expense and risk of Tenant.

        16.3 Termination. If Landlord elects to terminate this Lease Landlord may recover from Tenant as damages, the following: (i) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of the Rent loss that could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the Rent loss that could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease including, but not limited to, any costs or expenses incurred by Landlord in retaking possession of the Premises, including reasonable attorneys' fees therefor; maintaining or preserving the Premises after such default; preparing the Premises for reletting to a new tenant, including repairs or alterations to the Premises for such reletting; leasing commissions; and any other costs necessary or appropriate to relet the Premises; and
(v) such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of Washington. As used in this Paragraph 16.3, the "worth at the time of award" shall be computed by allowing interest at the greater of nine percent (9%) per annum or two percentage points (2%) above the prime rate as publicly announced by Seattle First National Bank, N.A., or its lawful successor. For purposes of this Paragraph only, the term "rent" shall be deemed to be the rent and all additional rent and other sums required to be paid by Tenant pursuant to the terms of this Lease.

        17. COSTS AND ATTORNEYS' FEES. If by reason of any default on the part of Landlord, Tenant or Guarantor it becomes necessary for another party hereto to employ an attorney, or in case Landlord, Tenant or Guarantor shall bring suit to recover any amount due hereunder, or for breach of any provision of this Lease (including the Guaranty), or to recover possession of the leased Premises, or if Landlord, Tenant or Guarantor shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Lease, then and in any of such events, the prevailing party shall be entitled to a reasonable attorneys' fee and all costs and expenses expended or incurred in connection with such default or action, including any appellate action.

        18. ASSIGNMENT AND SUBLETTING. On twenty (20) days prior notice to Landlord, Tenant may assign its interest in this Lease or sublease all or any portion of the Premises. Tenant and its guarantor, Esterline Technologies Corporation, shall be released from liability under this Lease if Tenant assigns its interest hereunder to an entity which assumes this Lease and has a net worth of at least equal to guarantor's at the time of assignment, otherwise no such assignment or subletting shall relieve Tenant of any liability under this Lease, and Tenant and guarantor shall remain primarily liable hereunder.

        19. OPTION TO PURCHASE. Landlord hereby grants Tenant the option to purchase the Real Property and Building ("Purchase Option"). The Purchase Option must be exercised prior to the expiration of the Third Lease Year for the purchase price of $7,000,000 plus one percent (1%) per month beginning with the Commencement Date (the "Purchase Price"). Tenant shall provide Landlord with written notice of its exercise of the Purchase Option prior to expiration of the Third Lease Year.

        In the event Tenant exercises its Purchase Option, such sale shall close no later than six (6) months after option exercise and Landlord shall, upon receipt of the Purchase Price together with full payment of any unpaid Rent and other amounts due and payable by Tenant with respect to any period ending on or before the date of the purchase, deliver to Tenant a statutory warranty deed which conveys to Tenant the Real Property and Building free and clear of all monetary liens and free of all other encumbrances except those Tenant has agreed in writing to accept; provided, Tenant's sole remedy in the event it does not accept any nonmonetary encumbrance is to terminate its Purchase Option. Landlord covenants and agrees that until the end of the Third Lease Year it will not further encumber the Premises except with utility easements and/or other items necessary for the use and operation of the Real Property; provided, consensual monetary encumbrances which are removed by closing are permitted. Upon such conveyance of the Real Property and Building, this Lease shall terminate. Landlord shall pay the cost of standard title insurance, attorneys' fees incurred by Landlord in connection with such conveyance, real estate excise taxes and one-half of the escrow fee. Tenant shall pay all recording fees and attorneys fees incurred by Tenant in connection with the conveyance of the Real Property and Building, any title insurance premium above standard coverage, any personal property tax and one-half of the escrow fee. If such sale shall fails to be consummated this Lease shall continue in full force and effect, and any options to extend or renew the Term of this Lease which otherwise would have expired during the escrow period of such proposed sale shall be deemed to remain in effect for thirty (30) days after termination of the escrow or other arrangement covering the closing of such proposed sale. If such sale fails to close due to a default by Tenant, Tenant shall reimburse Landlord all Landlord's out-of-pocket costs directly related to such sale as Landlord's sole remedy. Tenant agrees to cooperate with Landlord if Landlord elects to complete the sale as a like kind exchange under Section 1031 of the Internal Revenue Code, and Landlord shall pay Tenant for any additional cost incurred and indemnify and hold Tenant harmless from and against any liability sustained as a result of such cooperation. Landlord shall use a qualified intermediary and employ direct deeding in any such exchange. Such purchase shall be on an "as-is" basis, but without releasing or indemnifying Landlord from any liability, and Landlord shall, as part of such sale, assign to Tenant all warranties and indemnities received from its seller, the Seattle School District.

        20. SUCCESSORS. All of the covenants, agreements, terms and conditions contained in this Lease shall apply to and be binding upon Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns.

        21. SUBORDINATION. This Lease is subject to and is hereby subordinated to all present mortgages, deeds of trust and other encumbrances affecting the Premises. Tenant will execute such instruments as may be required to subordinate the rights and interest of the Tenant under this Lease to the lien of any mortgage or deeds of trust at any time placed on the land of which the leased Premises are a part; provided, however, that any subordination effected by this Section shall not affect Tenant's rights under this Lease, including without limitation Tenant's right to possession, use and occupancy of the Premises. Tenant further agrees that any such subordination agreement will contain a provision whereby Tenant will agree, in the event of foreclosure of any such mortgage or deeds of trust to attorn to and recognize as its landlord under the terms of this Lease said lender or any purchaser of the leased property at a foreclosure sale or their heirs, successors or assigns.

        22. NONDISTURBANCE AGREEMENT. Landlord covenants and agrees to obtain from the holder of the sole existing loan secured by the Premises a Nondisturbance Agreement in a form reasonably acceptable to Tenant no later than twenty (20) days prior to the Commencement Date.

        23. SURRENDER OF POSSESSION. Upon expiration of the term of this Lease, whether by lapse of time or otherwise, Tenant shall promptly and peacefully surrender Premises to Landlord in good condition and repair, except for ordinary wear and tear, damage from condemnation or casualty and such repairs as Tenant is not required to make hereunder. On or before expiration of the term of this Lease, Tenant shall be entitled to remove its trade fixtures and equipment installed by it from Premises. Any damage caused by such removal shall be repaired by Tenant at its expense.

        24. HOLD OVER TENANCY. If (without execution of a new lease or written extension) Tenant shall hold over after the expiration of the term of this Lease (as it may have been extended pursuant to this Lease), it shall be deemed to be occupying Premises as a Tenant from month to month, which tenancy may be terminated by either party as provided by law. During such tenancy, all terms and conditions of this Lease in effect for the last month of the Term, as it may have been extended shall apply, and the parties shall be bound by all of the terms, covenants and conditions as herein specified; provided, if Tenant holds over without Landlord's consent minimum monthly rent shall be 125% of that payable prior to immediately prior to expiration.

        25. WAIVER OF SUBROGATION. Landlord and Tenant each releases and relieves the other and waives its entire right of recovery against the other for loss or damage arising out of or incident to the perils of fire, explosion, or any other perils described in the "extended coverage" insurance endorsement approved for use in Washington, which occurs in, on or about the Premises, whether due to the negligence of either party, their agents, employees, or otherwise, provided liability and fire extended coverage insurance providing said waiver is reasonably available without a significant increase in the premiums.

        26. NOTICES. All notices under this Lease shall be in writing and delivered in person or sent by registered or certified mail, return receipt requested, to Landlord at the address to which rent payments are designated to be sent and to Tenant at the Premises, effective as of personal delivery, if delivered, or two (2) business days after mailing, if mailed. Either party may change the address for notice by giving written notice thereof to the other party. Any notice to Landlord hereunder shall also be given to Landlord's lender, which shall be given a reasonable time to cure any default by Landlord. Landlord shall give Tenant written notice of the name and address of its lender and, from time to time, of the change in its lender.

        27. CONDEMNATION. If all of the Premises or such portions thereof as may be required for Tenant's reasonable use of the Premises as determined by Tenant, are taken by eminent domain, this Lease shall automatically terminate as of the date Tenant is required to vacate the Premises and all rentals shall be paid to that date. In case of a taking of a part of the Premises, or another portion of the Building or Real Property not required for Tenant's reasonable use of the Premises, then this Lease shall nonetheless continue in full force and effect and the rental shall be equitably reduced based on the proportion by which the floor area of the Premises is reduced (or Tenant's use of the Premises is affected, if such taking pertains to the Building or the land upon which it is located), such rent reduction to be effective as of the date possession of such portion is delivered to the condemning authority, and there shall be a corresponding reduction in sublease rent due from Landlord. Landlord reserves all rights to damage to the Premises for any taking by eminent domain, and Tenant hereby assigns to Landlord any right Tenant may have to such damages or award, and Tenant shall make no claim against Landlord for damages for termination of the leasehold interest or interference with Tenant's business. Tenant shall, however, have the right to claim against the condemning authority for any losses compensable under relevant law; provided that the same does not reduce the amount received by Landlord or Landlord's lender.

        28. ESTOPPEL CERTIFICATE. Tenant or Landlord shall, from time to time, within ten (10) business days after receiving a written request from the other party, execute and deliver a written statement. This written statement, which may be relied upon by Landlord and any third party with whom Tenant or Landlord is dealing, shall certify:

        28.1 The accuracy of the Lease document(s);

        28.2 The beginning and ending dates of the Lease;

        28.3 Whether or not the Lease is in full force and effect and the date through which rent is paid;

        28.4 Whether there is any known default or if Landlord or Tenant has any claims or demands; and, if so, specifying the default claim or demand; and

        28.5 To the accuracy of other correct and ascertainable facts that are covered by the Lease terms.

        29. AUTHORITY. If either party is a corporation, partnership or limited liability company, each individual executing this Lease on behalf of said entity represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of said entity and that this Lease is binding upon said entity in accordance with its terms.

        30. MISCELLANEOUS.

        30.1 Time is of the essence of this Lease.

        30.2 This Lease contains all of the agreements between the parties hereto relating to the subject matter hereof and may be amended only in a writing signed by all the parties hereto.

        30.3 The titles to Sections in this Lease are not a part of this lease and shall have no effect upon the construction or interpretation of any part thereof. Tenant will be referred to by the pronouns "it" and "its" irrespective of number, gender or the fact of incorporation. This Lease shall be construed and governed by the law of the State of Washington. This Lease shall be interpreted without regard to which party drafted any or all of its provisions.

        30.4 In the event of any dispute between the parties in connection with this Agreement, the parties hereby consent to the jurisdiction of the Superior Court for the State of Washington with venue in King County and confirm that said jurisdiction is exclusive.

        30.5 Whenever provision is made in this Lease for any written notice or demand by Landlord or Tenant to be given to the other party, it shall be hand delivered, faxed (with receipt confirmed), or mailed postage prepaid, return receipt requested, to Landlord or Tenant at the following addresses or such other address as the parties shall inform each other in writing:

               FOR TENANT:             Korry Electronics Co.
                                       Attn:  Bill Mason
                                       901 Dexter Avenue North
                                       Seattle, WA 98109

               COPY TO                 Timothy R. Osborn
                                       Bogle & Gates P.L.L.C.
                                       Two Union Square
                                       601 Union Street
                                       Seattle, Washington 98101

               FOR GUARANTOR:          Esterline Technologies Corporation
                                       Attn:  Robert W. Stevenson
                                       10800 N.E. 8th, Suite 600
                                       Bellevue, Washington 98004

               FOR LANDLORD:           810 Dexter L.L.C.
                                       c/o Michael Maloney
                                       The Highlands
                                       Seattle  WA  98177

               COPY TO:                Bruce H. Benson
                                       Helsell Fetterman LLP
                                       1500 Puget Sound Plaza
                                       1325 Fourth Avenue
                                       Seattle, WA 98101

        30.6 If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstances shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to person or circumstances other than those as to which this Lease is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

        30.7 This Lease shall not be recorded, but at the request of either Landlord or Tenant the parties shall execute and acknowledge a Memorandum of this Lease for recording. The Memorandum shall include such provisions of this Lease as the parties desire, excluding, however, the amount of rent and other monetary terms.

        31. AGENCY. The parties represent and warrant to each other that no real estate broker or agent has been involved in connection with this Lease for which a claim may be made against Landlord or Tenant, and Landlord or Tenant agree to indemnify the other against and hold the other harmless from any claim, loss or liability in connection with a breach of said representation and warranty. This indemnification and hold harmless agreement shall survive the termination or expiration of this Lease.

        32. QUIET ENJOYMENT. So long as Tenant is not in default hereunder past any applicable cure period Tenant shall have quiet enjoyment of the Premises, free from any claims of parties claiming by, under, or through Landlord and Landlord shall defend, indemnify and hold Tenant harmless from any and all damages or liability (including actual attorneys' fees) incurred as a result of a breach of the foregoing provision, or any claim that if successful would result in breach.

        33. SURVIVAL OF REPRESENTATIONS, ETC. The representations, warranties, covenants and agreements in this Lease or pursuant hereto shall survive the execution and delivery of this Lease and the expiration or earlier termination of this Lease for the applicable statute of limitations period.

        34. ACCESS. Landlord and its agents shall have the right to enter into and upon the Premises at all reasonable times and upon reasonable notice (or without notice in the event of emergency such as fire) for the purposes of inspecting the Premises, making repairs required of Landlord, and/or showing the Premises to a prospective purchaser, tenant or lender. Landlord shall have the right to place a "for rent" sign on the Premises and show the Premises for one hundred seventy (170) days prior to the expiration of the lease term.

        35. BINDING ON SUCCESSORS AND ASSIGNS. The terms, provisions and covenants, and conditions contained in this Lease shall apply to, inure to the benefit of and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns.

        36. AMENDMENTS TO THE LEASE. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

        37. SEVERABILITY. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby.

        38. INTEREST. Rent and any other sums due under this Lease from Landlord or Tenant shall bear interest at the greater of nine percent (9%) per annum or two percentage points (2%) over the prime rate as announced by Seafirst Bank or its lawful successor, until paid in full.

        39. NO IMPLIED WARRANTIES. LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER KIND ARISING OUT OF THIS LEASE REGARDING THE CONDITION OF THE BUILDING, THE PREMISES OR THE REAL PROPERTY. LANDLORD MAKES NO WARRANTIES REGARDING THE CONDITION OF THE BUILDING, THE PREMISES OR THE REAL PROPERTY.

        40. BROKERS. Tenant and Landlord each represents and warrants to the other that it has not entered into any agreement with, nor otherwise had any dealings with, any broker or agent in connection with the negotiation or execution of this Lease which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder's fee or any other compensation of any kind or nature in connection herewith. Each party shall indemnify, defend and hold the other harmless from and against any costs (including but not limited to court costs and attorneys' fees), expenses or liability for commissions or other compensation claimed by any broker or agent other than those listed above in this Paragraph with respect to this Lease which arises out of any agreement or dealings, or alleged agreement or dealings, between Landlord or Tenant and any such agent or broker.

        41. NO WAIVER. No waiver by either party of any covenant, condition or agreement in this Lease shall operate as a waiver of the covenant, condition or agreement itself, or of any subsequent breach thereof.

        42. REMEDIES CUMULATIVE. The specified remedies to which Landlord or Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord or Tenant may lawfully be entitled in case of any breach or threatened breach by Tenant or Landlord of any provision of this Lease. In addition to the other remedies in this Lease provided, Landlord or Tenant shall be entitled to the restraint by injunction of the violation, or attempted or threatened violation, of any of the covenants, conditions or provisions of this Lease.

        43. SUBLEASE. Landlord hereby subleases from Tenant and Tenant subleases to Landlord on the following terms and conditions:

        43.1 For the first three (3) years of the Lease, beginning on the Commencement Date and continuing through the Third Lease Year, Landlord will sublease from Tenant both the bottom floor and the middle floor of the Building and the parking as referred to in Section 2 above for a minimum monthly rental amount of $24,000 per month in advance.

        43.2 For the fourth and fifth years of the Lease, beginning on the first day of the Fourth Lease Year and continuing through the last day of the Fifth Lease Year, Landlord will sublease from Tenant the bottom floor of the Building for a minimum monthly rental amount of $12,000 per month. The first five (5) Lease Years are sometimes referred to herein as the "Sublease Term."

        43.3 During the Sublease Term, Landlord shall pay when due a share of taxes, insurance and utilities as follows:

        (a) Taxes: Real estate taxes and assessments attributable to land value shall be prorated on a Building square footage basis, and for improvements shall be allocated based on 40% for the top floor, 30% for the middle floor and 30% for the bottom floor for existing improvements and, assuming no improvements to the subleased premises by Landlord, Tenant shall be responsible for all increases in real estate taxes subsequent to 1996 for improvements.

        (b) Insurance: All Tenant's insurance costs shall be allocated 40% to the top floor, 30% to the middle floor and 30% to the bottom floor which for allocation purposes shall be limited to Landlord's current cost of insurance, which for 1996 is $6,000, subject to annual increase by the percentage increase in the Index for the prior year.

        (c) Utilities: Landlord shall pay all utilities of the type required to be paid by Tenant pursuant to Section 6 of this Lease which are metered separately to the subleased premises or are not allocated to Tenant as Tenant's share under Section 6.

        43.4 During the sublease term, Landlord shall maintain the interior of the subleased premises in a manner determined by Landlord, but Tenant shall retain control over the exterior of Premises, including the premises subleased by Landlord, and Landlord's right to place or retain signs on the exterior of the Building shall be as provided in
Section 9.1(c). Landlord shall have the right to paint the exterior of the Building. Except for damage caused by Tenant or its employees, contractors, agents or invitees, Tenant's obligations under Section 7 of the Lease, "Repair and Care of Premises", shall not apply to the subleased premises.

        43.5 Tenant, as sublessor hereunder, agrees that with respect to the sublease set forth in this Section, Landlord may use and sub-sublease the property so subleased for any commercial use that is in accordance with law, is consistent with the prime Lease and which would not, in Tenant's reasonable judgment, materially impair or interfere with Tenant's use of the Premises. No sub-sublease shall be for a term beyond the Sublease Term except for the LCM International lease. Landlord warrants and it has the right to eliminate LCM's right to lease beyond the Sublease Term and shall do so at Tenant's request. Tenant approves the existing uses identified as follows:

        - bakery                            - storage of boats and vehicles

        - auto repair and painting          - auto detailing

        - wholesale wine                    - distribution

        - wholesale clothing                - limo service

        - delivery service                  - storage of advertising
                                              materials

Landlord, as subtenant hereunder, shall not do or permit to be done in or about Premises anything which is illegal or unlawful, or which will be dangerous to life or limb, or which will constitute a nuisance or increase the existing rate of insurance upon the Building, or cause cancellation of any insurance policy covering any part of the Building or the Premises.

        43.6 Landlord and Tenant agree that with respect to the sublease of premises from Tenant to Landlord set forth in this Section 43, Tenant shall not be liable or held responsible for any actions of Landlord in connection with its use of the premises so subleased hereunder.

        43.7 Tenant shall not be responsible for any breach or default in payment of rent or otherwise under this Lease if and to the extent caused by Landlord's breach of this sublease.

        43.8 In lieu of Landlord paying Tenant sublease rent and other and sums due from Landlord to Tenant under this sublease, Tenant shall deduct any and all amounts due from Landlord to Tenant under this Sublease from any all amounts owed by Tenant to Landlord under this Lease.

        43.9 All obligations and duties of Tenant under this Lease regarding the Premises shall not apply to subleased premises during the Sublease Term. Landlord shall be subject to the same obligations with respect to holding over and surrendering the subleased premises as Tenant is under Sections 26 and 27 of this Lease regarding the Premises.

        43.10 Landlord shall not assign its interest in this sublease. If Landlord is a corporation, partnership or limited liability company, transfer of a controlling interest in such entity shall be deemed as assignment. Landlord may sub-sublease all or a portion of the subleased premises pursuant to Section 43.5 During the first five (5) years of the prime Lease, any new sub-subleases by Landlord shall contain a provision allowing Landlord to terminate such sub-sublease on six (6) months notice, which Landlord shall exercise if so directed by Tenant following Tenant's irrevocable election to terminate the Sublease (by purchasing the Premises or otherwise by mutual agreement) at the end of such six (6) month period.

        43.11 Tenant shall also have the first opportunity to terminate the sublease as to all or portions of the subleased premises, as follows:
If Landlord desires to sub-sublease at least 2000 square feet of the subleased premises, it shall first offer said space to Tenant in writing. Tenant shall have twenty (20) days after receipt to accept said offer. If Tenant accepts, the additional space shall automatically become part of the Premises free of the sublease, subject to all terms of this Lease, and rent for such space shall be determined based on the average square footage rate being paid by Tenant at that time, and the sublease rent shall be reduced based on the average square footage rate being paid by Landlord at that time. If Tenant does not accept Landlord's offer within the twenty (20) day period, Landlord may proceed to sub-sublease to the proposed new tenant. Tenant's right of first opportunity shall again become effective anytime Landlord desires to sub-sublease part of the subleased premises at least 2000 square feet in area.

        44. GUARANTY. Esterline Technologies Corporation ("Guarantor") hereby guaranties Tenant's obligations under this Lease. Landlord may not exercise its rights against Guarantor under this guaranty until thirty
(30) days have elapsed following expiration of the cure period specified in the Lease.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the day and year first above written.

Landlord:                    Tenant:

810 DEXTER L.L.C.            KORRY ELECTRONICS CO.


By   /s/ Michael J Maloney   By  /s/ David G. Elkins
  ------------------------      --------------------
     Michael J. Maloney
  Its Sole Managing Member         Its President
                                       ---------

Guarantor:

ESTERLINE TECHNOLOGIES CORPORATION


By /s/ Larry A. Kring
  -------------------
Its Group Vice President
    --------------------